UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Teleplus World, Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TELEPLUS WORLD, CORP.
6101 Blue Lagoon Drive
Suite 450
Miami, Florida 33126

August 24, 2007

Dear Stockholder,

Enclosed is a Solicitation of Consent seeking the approval by written consent (the “Consent”) of the stockholders (the “Stockholders”) of Teleplus World, Corp., a Nevada company (“Teleplus” or the “Company”), to amend Article IV of the Company’s Articles of Incorporation to allow for the increase in number of authorized shares of common stock as further detailed in this Proxy Statement and in the Consent Solicitation Statement.

We urge you to carefully read the enclosed Consent Solicitation Statement in order to vote your interests. To be sure your vote is represented, please sign, date and return the enclosed Consent of Stockholder form as promptly as possible in the enclosed, prepaid envelope. Any Stockholder who signs a written consent may revoke it by a written revocation delivered to the President of the Company at its offices on or before such time as the consents of the holders of a majority of the issued and outstanding shares have been received by the Company. There will not be a meeting at which stockholders may vote in person. If the proposed action is approved by the written consent of the holders of the requisite number of shares of common stock, then the Board of Directors will have authority to affect the amendment in its sole discretion.

If you have any questions, please do not hesitate to contact Teleplus at (786) 594-3927.

By the Board of Directors of
Teleplus World, Corp.

YOUR CONSENT IS IMPORTANT. YOU ARE URGED TO DATE, SIGN AND RETURN YOUR CONSENT PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE APPROVAL OF THE PROPOSED CORPORATE ACTION BY THE CONSENT OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES MAY BE ASSURED. THE PROMPT RETURN OF YOUR CONSENT WILL ALSO AID THE COMPANY IN REDUCING THE EXPENSE OF CONSENT SOLICITATION. THE GIVING OF SUCH CONSENT DOES NOT AFFECT YOUR RIGHT TO CHANGE YOUR VOTE BY REVOKING YOUR CONSENTS IN A SUBSEQUENT WRITING IN ADVANCE OF THE DATE WHEN THE REQUISITE NUMBER OF CONSENTS HAS BEEN RECEIVED BY THE COMPANY.

SOLICITATION OF CONSENT
OF
STOCKHOLDERS
OF
TELEPLUS WORLD, CORP.

August 24, 2007

CONSENT SOLICITATION STATEMENT

Teleplus World, Corp., a Nevada company (“Teleplus” or the “Company”), is seeking written consents (the “Consents”) of the stockholders (the “Stockholders”) of Teleplus to amend the Section IV of the Company’s Articles of Incorporation to allow for the increase in number of authorized shares of common stock from 600,000,000 to 1,500,000,000 (the “Proposal”). The consents will be used in connection with the taking of an action of Stockholders by written consent in lieu of a meeting. Only stockholders of record at the close of business on August 7, 2007 (“Record Date”), shall receive the Consent Solicitation.

There are important considerations, which should be weighed in the Stockholder’s decision to vote on the Proposals in this Consent Solicitation. The Stockholders are advised to read this Consent Solicitation Statement carefully.

YOUR VOTE IS IMPORTANT. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.

The Consents herein are solicited upon the terms and subject to the conditions of this Consent Solicitation Statement, in accordance with Schedule 14A of the Securities Exchange Act of 1934 and the accompanying form of Consent. The Proposal requires the consent of the Stockholders holding more that 50% of the outstanding shares of common stock (“Shares”) held by the Stockholders (“Required Consents”). This Consent Solicitation Statement and the accompanying form of Consent of Stockholders are first being mailed to Stockholders on or about August 24, 2007.

The costs of soliciting consents will be borne by the Company.

Any consents given pursuant to this solicitation may be revoked at any time prior to the Company receiving Consents from the holders of a majority of the issued and outstanding shares of common stock share equivalents, by delivery to the Secretary of the Company of a written notice of revocation.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

This Solicitation of Consents expires no later than 11:59 P.M. Eastern time on
September 26, 2007, unless extended.

PROPOSAL TO BE VOTED UPON

GRANT OF AUTHORITY TO AMEND THE COMPANY’S
ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

The Company believes that our current capital structure is inadequate for our present and future needs. Therefore, the board of directors has approved the amendment of Article IV of our Articles of Incorporation to increase the authorized number of shares of common stock from 600,000,000 shares to 1,500,000,000 shares. The Company therefore wishes to amend Article IV of the Articles of Incorporation to read as follows:

“IV.  This Corporation is authorized to issue two classes of shares, to be designated respectively common shares and preferred shares. The total authorized common shares of stock for this corporation is ONE BILLION FIVE HUNDRED MILLION (1,500,000,000) shares, each share having $0.001 par value. The total authorized preferred shares for this corporation is TEN MILLION (10,000,000) shares, each share having $0.01 par value. No stock of this Corporation shall be subject to assessment and no holder of any share or shares shall have preemptive rights to subscribe to any or all issues of shares or other securities of this corporation.”

A complete copy of the proposed amendment is attached as an exhibit hereto.

Purpose Of The Amendment

Increasing the number of authorized shares of common stock will enable the Company to issue, offer and sell additional shares of common stock, and have sufficient shares available for issuance pursuant to the terms of current outstanding obligations. It will also enable the Company to grant, issue, offer and sell additional options, warrants, convertible debentures and other instruments exercisable for or convertible into shares of common stock in the future. Additional authorized but unissued shares of common stock, and additional options, warrants, convertible debentures and other instruments may be issued at such times and for such consideration as the board of directors may determine to be appropriate. These issuances may be without further authority from the Company's stockholders, except as otherwise required by applicable corporate law or applicable stock exchange policies. Except as set forth herein, as of the date hereof, the Company does not have any specific plans to issue additional securities that would require the amendment to the Company’s Articles of Incorporation.

Effect Of The Amendment

The amendment will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our common stock or proportionate voting power, unless and until additional shares of common stock authorized through the amendment are issued. The amendment will have the following effects upon the shares of our capital stock outstanding and the number of authorized and unissued shares of capital stock:

•	The number of shares of common stock owned by each stockholder will remain the same;
•	The number of shares of authorized common stock will increase to 1,500,000,000 shares;
•	The number of shares of authorized preferred stock will remain unchanged; and
•	The par value of the common stock will remain unchanged.

Certain Federal Income Tax Consequences

The Company believes that there are no federal income tax consequences to the Stockholders. However, our beliefs regarding the tax consequence of the amendment are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. Stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the amendment.

No Appraisal Rights

There are no appraisal or other similar rights available to Stockholders in connection with this solicitation of Consents.

Approval Of Amendment

By unanimous written consent of the Board, dated July 24, 2007, the Board adopted a resolution approving the amendment of the Company’s Articles of Incorporation for the purpose of implementing the increase in authorized common stock. Such resolution also authorized the solicitation of written consents.

The Articles of Incorporation of the Company would have to be amended in order for our Board to implement the increase in authorized common stock described in this Consent Statement. The manner of approval for amending the Articles of Incorporation is set forth in Nevada Revised Statutes (“NRS”) Section 78.390. Pursuant to NRS Section 78.390, to effectuate an amendment to the Company’s Articles of Incorporation the board of directors must adopt a resolution setting forth the proposed amendment and thereafter seek the approval of the shareholders entitled to vote on such amendment at either a special meeting or the next annual meeting of the shareholders. In lieu of holding a meeting the Board may solicit written consents, which we have elected to do. The proposed amendment must be approved by shareholders holding at least a majority of the voting power represented by shareholders receiving this Consent Statement. NRS Section 78.390 further states that the resolution of the shareholders approving the proposed amendment may provide that at any time before the effective date of the proposed amendment, notwithstanding approval of the proposed amendment by the stockholders, the board of directors may, by resolution, abandon the proposed amendment without further action by the stockholders.

SECURITY OWNERSHIP

The following table presents information regarding the beneficial ownership of all shares of our common stock as of the Record Date, by:

•	Each person who beneficially owns more than five percent of the outstanding shares of our common stock;
•	Each of our directors;
•	Each named executive officer; and
•	All directors and officers as a group.

As of the Record Date there were 146,930,329 issued and outstanding shares of Common Stock of the Company. Unless otherwise indicated, the address for each person below is 6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126.

Name	Title of Class	Shares Owned Beneficially(1)		% of Ownership Beneficially
Marius Silvasan	Common	57,966,900	(2)(3)	39.4%
Nicholas Shamy	Common	758,375		*
Cris M. Neely	Common	0		0%
Michael Karpheden	Common	153,000		*
Hakan Wretsell	Common	137,000		*
Gordon Chow	Common	50,000		*
Carlos Cardelle	Common	136,111	(4)	*
All Officers and Directors as a Group (seven (7) individuals)	59,201,386	40.2%

*	Represents less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days as of the Record Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for form purposes only.
(2)	Shares are beneficially owned through Visioneer Holdings Group, Inc., which is owned and controlled by Marius Silvasan.
(3)	Includes options to purchase 7,750,000 shares of common stock, of which (i) 750,000 shares at an exercise price of $0.21; (ii) 1,000,000 shares at an exercise price of $0.22; (iii) 1,250,000 shares at an exercise price of $0.23; (iv) 1,500,000 shares at an exercise price of $0.36; (v) 2,000,000 shares at an exercise price of $0.38; (vi) and 1,250,000 shares at an exercise price of $0.40.
(4)	Includes 11,111 shares of common stock and options to purchase 125,000 shares of common stock, which are exercisable within sixty (60) days of the Record Date.

VOTING PROCEDURE FOR STOCKHOLDERS

Distribution And Expiration Date Of Solicitation

This Consent Solicitation Statement and the related Solicitation of Consent is first being mailed to Stockholders on or about August 24, 2007. Stockholders who are record owners of Shares as of August 7, 2007 (the “Record Date”) may execute and deliver a Consent. A beneficial owner of Shares who is not the record owner of such Shares must arrange for the record owner of such Shares to execute and deliver to Teleplus a Consent that reflects the vote of the beneficial owner.

This Consent Solicitation will expire at 11:59 p.m. Eastern Time on the earlier to occur of the following dates (the “Expiration Date”): (i) September 26, 2007 or such later date to which Teleplus determines to extend the solicitation, or (ii) the date the Required Consents (defined below) are received. Teleplus reserves the right to extend this solicitation of Consents on a daily basis or for such period or periods as it may determine in its sole discretion from time to time. Any such extension will be followed as promptly as practicable by notice thereof by press release or by written notice to the Stockholders. During any extension of this solicitation of Consents, all Consents delivered to Teleplus will remain effective, unless validly revoked prior to the Expiration Date.

Teleplus reserves the right for any reason to terminate this solicitation of Consents at any time prior to the Expiration Date by filing an amendment hereto indicating the solicitation has been terminated, without giving any other written notice of such termination to the Stockholders.

Voting Procedures And Required Consents

The Consent of Stockholder form included with this Consent Solicitation Statement shall be used by Stockholders to cast their votes. Stockholders should mark a box adjacent to the Proposal indicating that the Stockholder votes “For” or “Against” the Proposal, or wishes to “Abstain.” All Consents that are properly completed, signed and delivered to Teleplus’ stock transfer agent, and not revoked prior to the Expiration Date, will be given effect in accordance with the specifications thereof. If none of the boxes on the Consent is marked regarding a Proposal, but the Consent is otherwise properly completed and signed, the Stockholder delivering such Consent will be deemed to have voted “For” the Proposal.

The Proposal requires the consent of the record holders of a majority of the Shares of the Stockholders (the “Required Consents”). Accordingly, adoption of the Proposal requires the receipt without revocation of the Required Consents indicating a vote “For” the Proposal. The failure of a Stockholder to deliver a Consent or a vote to “Abstain” will have the same effect as if such Stockholder had voted “Against” the Proposal.

If Shares to which a Consent relates are held of record by two or more joint holders, all such holders must sign the Consent. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if a Consent relates to less than the total number of Shares held in the name of a Stockholder, the Stockholder must state the number of Shares recorded in the name of such Stockholder to which the Consent relates.

If a Consent is executed by a person other than the record owner, then it must be accompanied by a valid proxy duly executed by the record owner. Valid execution of a Consent will revoke any prior voting directions, whether by proxy or consent, given by the Stockholder executing the Consent.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and revocation of the Consent, and the interpretation of the terms and conditions of this solicitation of Consent, will be determined by Teleplus, whose determination will be final and binding. Teleplus reserves the absolute right to reject any or all Consents that are not in proper form or the acceptance of which, in the opinion of Teleplus or its counsel, could be unlawful. Teleplus also reserves the right to waive any irregularities or conditions as to particular Consents or Shares. Unless waived, any irregularities in connection with Consents must be cured within such time as Teleplus determines. Neither Teleplus, any of its affiliates, or any other person shall be under any duty to give any notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived.

Completion Instructions

Stockholders are requested to complete, sign and date the Consent of Stockholder form included with this Consent Solicitation Statement and mail, hand deliver, or send by overnight courier the original signed Consent to Worldwide Stock Transfer, LLC.

Consents should be sent or delivered to Worldwide Stock Transfer, LLC. at the address set forth on this Consent Solicitation Statement. A prepaid, return envelope is included herewith.

Power Of Attorney

Upon approval of the Proposal, Teleplus will be expressly authorized to prepare any and all documentation and take any further actions necessary to implement the actions contemplated under this Consent Solicitation Statement with respect to the approved Proposal. Furthermore, each Stockholder who votes for a Proposal described in this Consent Solicitation Statement, by signing the attached Consent, constitutes and appoints Teleplus, acting through its officers and employees, as his or her attorney-in-fact for the purposes of executing any and all documents or in order to implement the approved Proposal.

Revocation Of Consents

Consents may be revoked at any time prior to the Expiration Date, or a Stockholder may change his/her vote on one or more Proposals, in accordance with the following procedures. For a revocation or change of vote to be effective, Teleplus must receive prior to the Expiration Date a written notice of revocation or change of vote (which may be in the form of a subsequent, properly executed Consent) at the address set forth on the Consent. The notice must specify the name of the record holder of the Shares and the name of the person having executed the Consent to be revoked or changed (if different), and must be executed in the same manner as the Consent to which the revocation or change relates or by a duly authorized person that so indicates and that submits with the notice appropriate evidence of such authority as determined by Teleplus. A revocation or change of a Consent shall be effective only as to the Shares listed on such notice and only if such notice complies with the provisions of this Consent Solicitation Statement.

Teleplus reserves the right to contest the validity of any revocation or change of vote and all questions as to validity (including time of receipt) will be determined by Teleplus in its discretion, which determination will be final and binding. None of Teleplus, any of its affiliates, or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation or change of vote nor shall any of them incur any liability for failure to give such notification.

Solicitation Of Consents

The Company will bear all costs of this solicitation of Consents, including fees for attorneys, and the cost of preparing, printing and mailing this Consent Solicitation Statement. In addition to the use of mails, certain officers or regular employees of Teleplus may solicit Consents; however, none of these individuals have been specially engaged to assist the solicitation and no officer or employee will be compensated for services to assist the solicitation other than reimbursement of any out-of-pocket expenses relating to the solicitation.

Stockholders are encouraged to contact Teleplus at the address and telephone number set forth in this Consent Solicitation Statement with any questions regarding this solicitation of Consents and with requests for additional copies of this Consent Solicitation Statement and form of Consent.

Results Of Solicitation

The Company will publish final results in an Information Statement on Schedule 14C or other applicable SEC form, which will be filed with the Securities and Exchange Commission after we receive the necessary Consents or abandon the Proposal.

SOLICITATION OF CONSENT
OF
STOCKHOLDERS
OF
TELEPLUS WORLD, CORP.

A Nevada company

Deliveries of Consents, properly completed and duly executed, should be made to Teleplus’ stock transfer agent, Worldwide Stock Transfer, LLC at the address set forth on the Consent of Stockholder.

Questions and requests for assistance about procedures for consenting or other matters relating to this solicitation may be directed to Teleplus at the address and telephone number listed below. Additional copies of this Consent Solicitation Statement and form of Consent may be obtained from Teleplus.

Teleplus World, Corp.
6101 Blue Lagoon Drive
Suite 450
Miami, Florida 33126
Phone: (786) 594-3927
Fax: (786) 594-3930

No person is authorized to give any information or to make any representation not contained in this Consent Solicitation Statement regarding the solicitation of Consents made hereby, and, if given or made, any such information or representation should not be relied upon as having been authorized by Teleplus or any other person. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Teleplus since the date hereof.

TELEPLUS WORLD, CORP.
CONSENT OF STOCKHOLDER

The undersigned has received the Consent Solicitation Statement dated August 24, 2007 (“Consent Solicitation Statement”) by Teleplus World, Corp., a Nevada company (“Teleplus”) seeking the approval by written consent of the following proposal:

1.	To amend the Section IV of the Company’s Articles of Incorporation to allow for the increase in number of authorized shares of common stock from 600,000,000 to 1,500,000,000.

Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Teleplus, acting through its officers and employees, as his or her attorney-in-fact as provided in the Consent Solicitation Statement; hereby revokes all prior voting directions, whether by proxy or consent; and hereby votes all Shares of interest in the capital of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal	FOR	AGAINST	ABSTAIN*
1. Amendment to Articles of Incorporation	☐	☐	☐
* (“Abstain” counted same as “Against”)

Dated: , 2007 (Important – please fill in)	Signature of record owner
Telephone Number	Signature of co-owner, if any

(Please sign exactly as your name appears on the Shares. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)

THIS CONSENT IS SOLICITED BY TELEPLUS WORLD, CORP. STOCKHOLDERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH MATTER. THIS CONSENT IS VALID FROM THE DATE OF ITS EXECUTION UNLESS DULY REVOKED.

Deliveries of Consents, properly completed and duly executed, should be made to Teleplus’ stock transfer agent at the address set forth herein:

Teleplus World, Corp.
c/o Worldwide Stock Transfer, LLC
885 Queen Anne Rd
Teaneck, New Jersey 07666
Phone: 201-357-8650
Fax: 201-357-8648

A prepaid, return envelope is included herewith.